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                                                                     Exhibit 5

              [Letterhead of Paul, Hastings, Janofsky & Walker LLP]



Equidyne Corporation
11300 Sorrento Valley Road, Suite 255
San Diego, California  92121


                  Re:      Equidyne Corporation
                           Registration Statement on Form S-8

                  Ladies and Gentlemen:

                  We have acted as special counsel to Equidyne Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof for the registration of 2,670,000 shares (the "Shares") of Common Stock, par value $0.10 per share (the "Common Stock"), to be issued from time to time pursuant to the exercise of options under the Company's 1996 Stock Option Plan (the "Stock Option Plan"), the Company's 2002 Long Term Incentive and Share Award Plan (the "LTIP"), the Employment Agreement, dated as of December 26, 2001, as amended, between the Company and Marcus R. Rowan (the "Rowan Employment Agreement"), and the Employment Agreement, dated as of December 31, 2001, as amended, between the Company and Mark C. Myers (the "Myers Employment Agreement" and, together with the Stock Option Plan, the LTIP and the Rowan Employment Agreement, the "Company Plans and Agreements").

                  In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation, as amended, of the Company, certified as of the date hereof by the Secretary of State of the State of Delaware; the Amended By-Laws of the Company, certified to be effective on the date hereof by officers of the Company; the resolutions of the shareholders of the Company, the Board of Directors of the Company and the committees of the Board of Directors of the Company, certified to be effective on the date hereof by officers of the Company; the Registration Statement; the Stock Option Plan, the LTIP, the Rowan Employment Agreement and the Myers Employment Agreement; and such other corporate records, resolutions, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

                  In such examination, we have assumed, without independent investigation, the genuiness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents, certificates and instruments submitted to us as originals, the conformity with the originals of all documents, certificates and instruments submitted to us as certified, conformed or photostatic copies and the authenticity and completeness of such latter documents, certificates




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and instruments. We have assumed that there are no oral modifications or written agreements or understandings which limit, modify or otherwise alter the terms, provisions, and conditions of, or relate to, the transactions contemplated by the corporate records, resolutions, agreements, documents and other instruments, and such certificates or comparable documents submitted to us. As to all matters of fact relevant or material to this opinion, we have relied without independent investigation on, and assumed the accuracy and completeness of, certificates or comparable documents of officers and representatives of the Company. We have not made an investigation as to, and have not independently verified, the facts underlying the matters covered by the certificates.

                  Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Shares have been duly authorized by the Company and, assuming the options to acquire the Shares are issued in accordance with the Company Plans and Agreements, when issued and delivered by the Company upon the exercise of options in accordance with the Company Plans and Agreements, the Shares will be validly issued, fully paid and non-assessable.

                  We are members of the Bar of the State of New York and our opinion herein is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, and we do not express any opinion as to the laws of any other state or jurisdiction. We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                           Very truly yours,


                           /s/ Paul, Hastings, Janofsky & Walker LLP